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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-11 of our report dated December 16, 2002 relating to the financial statement of Berkshire Income Realty, Inc., our report dated August 12, 2002 relating to the financial statements and financial statement schedule of the Berkshire Income Realty Predecessor Group, our reports dated March 14, 2002 relating to the financial statements and financial statement schedules of Krupp Government Income Trust and Krupp Government Income Trust II, and our reports dated March 22, 2002 relating to the financial statements and financial statement schedules of Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership and Krupp Insured Plus III Limited Partnership, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 7, 2003